Exhibit 99.2

EMPLOYMENT AGREEMENT

This Agreement is effective as of the 1st of March 2007 (“Agreement”) and is by and between EAUTOCLAIMS, INC., a Nevada corporation (“Company”), and, Larry Colton, a resident of the State of Florida (“Executive”).

WITNESSETH:

WHEREAS, the Company desires to employ Executive in accordance with the terms and conditions contained in this Agreement and to ensure the availability of the Executive’s services to the Company; and

WHEREAS, the Executive desires to accept such employment and render his services in accordance with the terms and conditions contained in this Agreement; and which supercedes the Change in Control and Termination Agreement dated April 9, 2001; and the employment agreement Dated May 1st, 2005 and

WHEREAS, the Executive and the Company desire to enter into this Agreement which will fully recognize the contributions of the Executive and assure harmonious management of the Company’s affairs.

NOW, THEREFORE, in consideration of the promises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Executive agree as follows:

1.	Term of Employment

(a)         Offer/Acceptance/Effective Date. The Company hereby offers employment to the Executive and the Executive hereby accepts employment subject to the terms and conditions set forth in this Agreement.

(b)         Term. The term of this Agreement shall commence on the date first indicated above. The term of employment shall commence on March 1, 2007, and shall remain in effect for twenty-four (24) months; through February 28, 2009 (“Term”).

2.	Duties.

(a)            General Duties. The Executive shall serve as the Chief Financial Officer of the Company with duties and responsibilities that are customary for such executives plus such other responsibilities that are specifically assigned by the Chief Executive Officer of the Company with the approval or ratification by the Company’s board of directors.

(b)            Best Efforts. The Executive covenants to use his best efforts to perform his duties and discharge his responsibilities pursuant to this Agreement in a competent, diligent and faithful manner.

(c)            Devotion of Time. The Executive shall devote substantially all of his time, attention and energies during normal business hours to the Company's affairs (exclusive of periods of sickness and disability and of such normal holiday and vacation periods as have been established by the Company). Outside business opportunities may be pursued as long as those activities do not conflict with the business of the Company.

3.	Compensation and Expenses.

(a)         Base Salary. For the services of the Executive to be rendered by him under this Agreement, the Company will pay the Executive for each of the periods indicated below an annual base salary ("Base Salary") as follows:

(i)	From March 1, 2007 to February 28, 2008, the amount of $112,500;

(ii)	Automatic Adjustment to Base:

Company achieves positive EBITDA from recurring and normal operations of $1 in any month: Increase Base Salary to $125,000

(iii)

A salary review will be undertaken every three (3) months and the Base Salary may be adjusted upward but not downward depending on, among other factors, the financial condition of the Company, as approved by the board of directors.

The Company shall pay the Executive his Base Salary in equal installments no less frequently than on a monthly basis.

(b)        Bonus. Executive may receive bonus compensation in an amount as approved by the Company’s Board of Directors based upon the recommendations of the Company’s Chief Executive Officer considering the performance criteria as may be established by the Board of Directors from time to time. Such bonuses may be paid in cash or issued in shares of the Company’s common stock on such terms as approved by the Board of Directors. The Executive will also be entitled to participate in the "Executive Bonus Plan” as set forth by the Company and may elect to receive such bonuses in restricted stock at a value equal to 90% of the fair market price.

(c)         Expenses. In addition to any compensation received pursuant to Section 3, the Company will reimburse the Executive for all reasonable, ordinary or necessary travel, educational, seminar, trade shows, entertainment and miscellaneous expenses incurred in connection with the performance of his duties under this Agreement, provided that the Executive properly accounts for such expenses to the Company in accordance with the Company's practices and procedures.

(d)         Subsidiary and Affiliate Payments. In recognition of the fact that in the course of the performance of his duties hereunder, the Executive may provide substantial benefits to the Company's subsidiaries or affiliated companies, the Executive and the Company may at any time and from time to time agree that all or any portion of the compensation due the Executive hereunder may be paid directly to the Executive by one or more of the Company's subsidiaries or affiliated companies.

(e)        Change in Control. For purposes of this Agreement, “Change in Control” means:

(1)         The closing of any merger, combination, consolidation or similar business transaction involving the Company in which the holders of Common Stock immediately prior to such closing are not the holders of a majority of the ordinary voting securities of the surviving person in such transaction (a “Business Combination”); or

(2)         The closing of any sale by the Company of all or substantially all of its assets to an acquiring person in which the holders of Common Stock immediately prior to such closing are not the holders of a majority of the ordinary voting securities of the acquiring person (an “Asset Sale”); or

(3)         The closing of any sale by the holders of Common Stock of an amount of Common Stock that equals or exceeds a majority of the shares of Common Stock immediately prior to such closing to a person in which the holders of the Common Stock immediately prior to such closing are not the holders of a majority of the ordinary voting securities (a “Stock Sales”); or

In the event of a Change in Control as defined in this section all the Executive’s unvested employee stock options will automatically vest and the Executive will have one year from his termination date to exercise all stock options issued to employee prior to his termination. Notwithstanding the previous sentence in no event can the options be exercised past the expiration date of the option.

The amounts payable to the Executive under any compensation arrangement maintained by the Company which become payable or vests (including acceleration of stock options) upon or as a result of the exercise by Executive of rights which are contingent on a Change in Control (and would be considered a "parachute payment" under Internal Revenue Code 280G and regulations thereunder), shall be reduced to the extent necessary so that such amounts, when added to such lumps-sum, do not exceed 2.99 times the Executive's Base Salary (as computed in accordance with provisions of the Internal Revenue Code of 1986, as amended and any regulations promulgated thereunder) for determining whether the Executive has received an excess parachute payment unless the Company otherwise obtains the requisite shareholder approval for an exemption as provided in Section 280G and the regulations thereunder. Any such excess amount shall be deferred and paid in the next tax year.

4.	Benefits.

(a)         Vacation. Paid vacation each year with salary, consistent with Company’s policy for all senior executive management employees.

The Executive shall carry-over any vacation time earned in his previous employment agreement. The Executive will also be entitled to the paid holidays set forth in the Company’s policies. If the Executive is unable to take all of his vacation days during a year for which he becomes vested therein, then the Executive at his sole option, may elect to (x) carry over any unused vacation to the next calendar year to be used solely in that next year or (y) receive an appropriate pro rata portion of his Base Salary corresponding to the year in which vacation days vested.

The Executive shall take his vacation at such times as the Executive may select and the affairs of the Company or any of its subsidiaries or affiliates may permit.

(b)         Employee Benefit Programs. In addition to the compensation to which the Executive is entitled pursuant to the provisions of Section 3 hereof, during the Term the Executive will be entitled to participate in any stock option plan, stock purchase plan, pension or retirement plan, and insurance or other employee benefit plan that is maintained at that time by the Company for its employees, including any programs of life, disability, basic medical and dental, and supplemental medical and dental insurance. All applicable insurance coverage for spouse and family including all health and dental coverage shall also be covered as a benefit to Executive.

(c)         Automobile Allowance. During the term of this Agreement, the Company shall pay the Executive an additional $400 per month as an automobile allowance to be applied to any automobile expense incurred by the Executive.

5.	Termination.

(a)         Termination for Cause. The Company may terminate the Executive’s employment pursuant to this Agreement before expiration of the Term at any time for cause upon written notice. Such termination will become effective upon the giving of such notice. Upon any such termination for cause, the Executive shall have no right to compensation, bonus or reimbursement under Section 3 or to participate in any employee benefit programs or other benefits to which he may be entitled under Section 4 for any period subsequent to the effective date of termination; provided, further, that any vested but unexercised options shall be forfeited following any such termination.

(b)        For purposes of this Agreement, the term “Cause” shall be deemed to mean (i) the Executive’s breach of this Agreement; (ii) the failure or refusal of the Executive to reasonably perform the duties or obligations required of Executive provided Executive is given written notice which specifies the exact duties and obligations which Executive failed to fulfill and further provided Executive is provided a reasonable opportunity to respond and/or comply with the notice provisions; (iii) Executive’s gross neglect of the affairs of the Company or failure to adhere to any Company policy, if the Executive has been given a reasonable opportunity to comply with such policy or cure such gross neglect or failure to comply; (iv) the improper appropriation (or attempted appropriation) of a business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company; (v) the willful misappropriation (or attempted misappropriation) of any of the Company’s funds or property; (vi) the Executive's willful commission of any crime or an act of dishonesty, fraud or moral turpitude or Executive knowingly making false or misleading statements in connection with the employment based upon the findings of the Board of Directors; (vii) the Executive’s willful violation of any applicable material law, rule or regulation applicable to the Company or any of its affiliates based upon the findings of the Board of Directors, or (viii) the Executive’s conviction of, or entry of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment (exclusive of motor vehicle offenses, including DUI). In the event termination for Cause, Executive shall forfeit his entire right, title and intent in and to any vested or unvested stock options held by Executive.

(c)         Non-Renewal of Contract If the Company elects not to renew this Agreement, the Employee shall be entitled to receive his then current Base Salary for a period of nine (9) months from the effective date of termination, payable in regular installments in accordance with the Company’s general payroll practices for salaried employees (“Severance Payment”). Additionally, all unvested employee stock options will automatically vest and the Executive will have one year from termination date to exercise all stock options. Notwithstanding the previous sentence in no event may the options be exercised past the original expiration date of the stock options. Receipt of the Severance Payment is contingent upon Executive executing and adhering to a release of all employment claims in a form acceptable to the Company. The Company shall have no further obligations hereunder or otherwise with respect to Executive’s employment from and after the termination date.

(d)         Death or Disability. This Agreement and the Company's obligations hereunder will terminate upon the death or disability of the Executive. For purposes of this Section 5(b), "disability" shall mean that for a period of six (6) months in any twelve-month period, the Executive is incapable of substantially fulfilling the duties set forth in this Agreement because of physical, mental or emotional incapacity resulting from injury, sickness or disease as determined by an independent physician mutually acceptable to the Company and the Executive. Upon any termination of this Agreement due to death or disability, the Company will pay the Executive or his legal representative, as the case may be, any accrued but unpaid Base Salary (which may include any accrued but unused vacation time) through the date of such termination of employment plus any other compensation that may be due and unpaid. Any vested but unexercised options shall remain in effect following any termination by death or disability.

(e)         Voluntary Termination. Prior to any other termination of this Agreement, the Executive may, on forty-five (45) days’ prior written notice to the Company given at any time during the Term, terminate his employment with the Company. Upon any such termination with proper notice, the Company shall pay the Executive any accrued but unpaid Base Salary through the date of such effective termination of employment (including any accrued but unused vacation time) and the Executive shall have no further right to compensation, bonus or reimbursement under Section 3 or to participate in any employee benefit programs or other benefits to which he may be entitled under Section 4 for any period subsequent to the effective date of such termination; provided, however, that any vested but unexercised options shall remain in effect following any such termination.

6.	Restrictive Covenants.

(a)         Competition with the Company. The Executive covenants and agrees that during the Term of this Agreement and for a period of twelve (12) months after termination of this Agreement, the Executive shall not, without the prior written consent of the Company, directly or indirectly (whether as a sole proprietor, partner, member, stockholder, director, officer, employee or in any other capacity as principal or agent) compete with the Company. Notwithstanding this restriction, Executive shall be entitled to invest in stock of other competing public companies so long as his ownership is less than 5% of such company’s outstanding shares.

(b)         Disclosure of Confidential Information. The Executive acknowledges that during his employment he will gain and have access to confidential information regarding the Company and its subsidiaries and affiliates. The Executive acknowledges that such confidential information as acquired and used by the Company or any of its subsidiaries or affiliates constitutes a special, valuable and unique asset in which the Company or its subsidiaries or affiliates, as the case may be, holds a legitimate business interest. All records, files, materials and confidential information (the "Confidential Information") obtained by the Executive in the course of his employment with the Company shall be deemed confidential and proprietary and shall remain the exclusive property of the Company or its subsidiaries or affiliates, as the case may be. The Executive shall not, except in connection with and as required by his performance of his duties under this Agreement, (i) use any Confidential Information for his own benefit or the benefit of any person or entity with which he may be associated other than the Company; or (ii) disclose any Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent of the Board of Directors of the Company, unless such information previously shall have become public knowledge through no action by or omission of the Executive.

(c)         Subversion, Disruption or Interference. At no time during the term of this Agreement and for two (2) years after termination shall the Executive, directly or indirectly, interfere, induce, influence, combine or conspire with, or attempt to induce, influence, combine or conspire with customers, vendors, strategic alliance partners, automobile repaid facilities or with any of the employees of, or consultants to, the Company to terminate their relationship with the Company or compete with or ally against the Company or any of its subsidiaries or affiliates in the business in which the Company or any of its subsidiaries or affiliates is then engaged in.

(d)        Enforcement of Restrictions. The parties hereby agree that any violation by Executive of the covenants contained in this Section 6 will likely cause irreparable damage to the Company or its subsidiaries and affiliates and may be restrained by injunction, temporary restraining order or other legal process issued out of a court of competent jurisdiction, in addition to any other remedies provided by law.

7.         Assignability.  The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, provided that such successor or assign shall acquire all or substantially all of the assets and business of the Company. The Executive’s rights and obligations hereunder may not be assigned or alienated (except as provided in this agreement) and any attempt to do so by the Executive will be void.

8.         Severability. If any provision of this Agreement is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other; provided, however, that the provisions of Section 6 may be modified and enforced by a court in any legal or equitable action as necessary to comply with applicable law as determined by the court. The remaining provisions of this Agreement shall be valid and binding.

9.	Miscellaneous.

(a)        Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal, substantive laws of the State of Florida without giving effect to the conflict of laws rules thereof. Venue shall be Pinellas County, Florida.

(b)         Waiver/Amendment. The waiver by any party to this Agreement of a breach of any provision hereof by any other party shall not be construed as a waiver of any subsequent breach by any party. No provision of this Agreement may be terminated, amended, supplemented, waived or modified other than by an instrument in writing signed by the party against whom the enforcement of the termination, amendment, supplement, waiver or modification is sought.

(c)         Attorney's Fees. In the event any legal or equitable action is commenced to enforce the terms and conditions hereof, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and expenses.

(d)         Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and replaces and supersedes any prior agreements or understandings.

(e)         Counterparts. This Agreement may be executed in counterparts, all of which shall constitute one and the same instrument.

(f)          Facsimile.        A facsimile copy of this agreement and any signatures hereon shall be considered for all purposes as an original.

IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the day and year first above written.

COMPANY:

EAUTOCLAIMS, INC.

By:

Its:

EXECUTIVE: